Shire Pharmaceuticals Group plc Hampshire International Business Park, Chineham, Basingstoke RG24 8EP UK Tel +44 1256 894000 Fax +44 1256 894708 http://www.shire.com

Basingstoke, UK – 3 August 2004 – Shire Pharmaceuticals Group plc (LSE: SHP, NASDAQ: SHPGY; TSX: SHQ) today releases historical financial results for 2003.

As indicated during the 2004 second quarter results presentation, the results for all quarterly periods previously presented during 2003 have been restated to reflect the expected disposal of our Biologics (vaccines) business, which was accounted for as a discontinued operation in the 2004 second quarter results announcement.

This statement is being published to provide the investment community with a complete historic quarterly analysis of the 2003 unaudited statement of operations that reflect these presentational changes.

For further information please contact:

Global

Clea Rosenfeld – Investor Relations	+44 1256 894 160

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing projects and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), and renal diseases. Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com

THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization, the impact of competitive products, including, but not limited to, the impact on Shire’s Attention Deficit & Hyperactivity Disorder (ADHD) franchise, patents, including but not limited to, legal challenges relating to Shire’s ADHD franchise, government regulation and approval, including but not limited to the expected product approval dates of lanthanum carbonate (FOSRENOL®), methylphenidate (METHYPATCH®), anagrelide hydrochloride (XAGRID®), carbamazepine (BIPOTROL®) and the adult indication for extended release mixed amphetamine salts (ADDERALL XR®), the implementation of the planned reorganization and other risks and uncertainties detailed from time to time in Shire’s filings with the Securities and Exchange Commission.

Results for 2003 by Quarter Unaudited
	Q1 2003 $000	Q2 2003 $000	Q3 2003 $000	Q4 2003 $000	YR 2003 $000
Revenues:
Product sales	254,561	245,671	232,282	271,793	1,004,307
Licensing and development	394	702	1,355	1,226	3,677
Royalties	47,763	51,836	49,735	54,239	203,573
Other revenues	7	-	6	-	13

Total revenues	302,725	298,209	283,378	327,258	1,211,570
Costs and expenses:
Cost of product sales	36,442	37,018	32,700	37,000	143,160
Research and development	49,943	44,830	47,277	52,852	194,902
Selling, general and administrative	109,678	101,746	79,909	80,481	371,814

Total operating expenses	196,063	183,594	159,886	170,333	709,876

Earnings before interest, tax,
depreciation and amortisation
Depreciation and amortisation	10,512	11,966	25,919	33,710	82,107

Operating income	96,150	102,649	97,573	123,215	419,587
Interest income	5,110	4,301	3,688	3,757	16,856
Interest expense	(2,648)	(2,679)	(1,984)	(2,140)	(9,451)
Other income/(expense), net	(4,854)	(4,919)	(788)	(10,084)	(20,645)

Total other income/(expense), net	(2,392)	(3,297)	916	(8,467)	(13,240)

Income from continuing
operations before income taxes
and equity in earnings of equity
method investees	93,758	99,352	98,489	114,748	406,347
Income taxes	(24,526)	(25,457)	(25,139)	(32,231)	(107,353)
Equity in earnings of equity method
investees	(449)	(1,205)	(45)	642	(1,057)

Income from continuing
operations	68,783	72,690	73,305	83,159	297,937
Income from discontinued operations	(5,717)	(7,205)	(8,686)	(278)	(21,886)

Net income	63,066	65,485	64,619	82,881	276,051

Results for 2003 by Quarter Unaudited
	Q1 2003 $000	Q2 2003 $000	Q3 2003 $000	Q4 2003 $000	YR 2003 $000
EPS information
Net income for basic EPS	63,066	65,485	64,619	82,881	276,051
Add back:
Interest charged on convertible debt	1,381	1,342	1,200	1,295	5,218

Net income for diluted EPS	64,447	66,827	65,819	84,176	281,269

EPS (per ordinary share)
US GAAP
Net income – basic	12.6c	13.1c	13.1c	16.7c	55.4c
Net income – diluted	12.3c	12.8c	12.8c	16.3c	54.2c
*Non US GAAP
Net income – diluted	13.4c	14.2c	14.4c	16.4c	58.4c

EPS (per ADS)
US GAAP
Net income – basic	37.7c	39.2c	39.2c	50.2c	166.2c
Net income – diluted	37.0c	38.4c	38.3c	48.9c	162.6c
*Non US GAAP
Net income – diluted	40.2c	42.6c	43.3c	49.1c	175.2c

Weighted average no. shares
Ordinary - basic	501,989,884	501,504,962	494,827,334	495,031,261	498,212,826
Ordinary - diluted	522,547,153	522,559,387	515,826,822	516,404,663	518,967,395
Weighted average no. of shares
ADS - basic	167,329,961	167,168,321	164,942,445	165,010,420	166,070,942
ADS - diluted	174,182,384	174,186,462	171,942,274	172,134,888	172,989,131

*This is a non-US GAAP financial measure. Management believes that the presentation of this non-US GAAP financial measure provides useful information to investors regarding Shire’s underlying performance as the costs associated with the reorganization, the gain on the sale of an investment and the expected loss from discontinued operations are not part of the Company’s ongoing operations.

Ratio analysis
% Product Sales:
Gross profit	86%	85%	86%	86%	86%
S, G & A	43%	41%	34%	30%	37%
% Total Revenues:
R&D	16%	15%	17%	16%	16%
Operating income	32%	34%	34%	38%	35%
Income from continuing operations	23%	24%	26%	25%	25%
Net income	21%	22%	23%	25%	23%